Exhibit 99.9

Exhibit 99.9

This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders on October 16, 2008 at 9:30 a.m.

The undersigned stockholder(s) of Applied Biosystems Inc. (the “Corporation”) hereby appoints TONY L. WHITE, WILLIAM B. SAWCH, and THOMAS P. LIVINGSTON, and each of them, as proxy or proxies, with power of substitution to vote all shares of the Corporation’s Applied Biosystems Group Common Stock which the undersigned is entitled to vote (including shares, if any, held on behalf of the undersigned, and indicated on the reverse side hereof, by Computershare, which were purchased under the Company’s dividend reinvestment plan) at the Special Meeting of Stockholders and at any adjournment or postponement thereof, as indicated on the reverse side hereof and described in the Joint Proxy Statement/Prospectus for the Special Meeting and, in their discretion, upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on October 16, 2008.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/ABI**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated as of June 11, 2008, and as amended as of September 9, 2008, by and among Invitrogen Corporation, a Delaware corporation, Atom Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Invitrogen Corporation, and Applied Biosystems Inc. (formerly known as Applera Corporation), as such agreement may be amended from time to time, and to approve the merger of Applied Biosystems Inc. with and into Atom Acquisition, LLC.	☐	☐	☐
2. To adjourn the Applied Biosystems Special Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes for the foregoing proposal.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

Mark here to discontinue mailing Annual Report on this account (for multiple accounts only) ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in a representative capacity, sign name and title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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